                      SHEPARD POORMAN COMMUNICATIONS CORPORATION

                                   STOCK BONUS PLAN

                                 Financial Statements
                        October 31, 1997 and February 28, 1997
                              With Supplemental Schedule

                      SHEPARD POORMAN COMMUNICATIONS CORPORATION
                                   STOCK BONUS PLAN
                                  TABLE OF CONTENTS

                                                                         PAGE
--------------------------------------------------------------------------------
 INDEPENDENT AUDITOR'S REPORT                                              1


 FINANCIAL STATEMENTS

   Statement of net assets available for benefits                          3

   Statement of changes in net assets available for benefits               4

   Notes to financial statements                                           5


 SUPPLEMENTAL SCHEDULE

   Item 27d--Schedule of reportable transactions                          13

                             INDEPENDENT AUDITOR'S REPORT



Plan Administrator
Shepard Poorman Communications Corporation
  Stock Bonus Plan
Indianapolis, Indiana


We have audited the accompanying statement of net assets available for benefits of Shepard Poorman Communications Corporation Stock Bonus Plan as of October 31, 1997 and February 28, 1997, and the related statement of changes in net assets available for benefits for the eight months ended October 31, 1997 and the year ended February 28, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Shepard Poorman Communications Corporation Stock Bonus Plan at October 31, 1997 and February 28, 1997, and the changes in its net assets available for benefits for the eight months ended October 31, 1997 and the year ended February 28, 1997, in conformity with generally accepted accounting principles.

As explained in the notes to the financial statements, the financial statements include securities valued at $1,330,886 (28.8 percent of net assets at February 28, 1997), whose values have been estimated by the Plan Administrator in the absence of readily ascertainable market values. We have reviewed the procedures used by the Plan Administrator in arriving at its estimate of value of such securities and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material.

Effective December 3, 1996, the Company, as sponsor of the Plan, was sold. Plan contributions and benefit accruals were frozen effective on and after April 1, 1997. Effective October 31, 1997, the Plan transferred all of its assets to the Mail-Well I Corporation 401(k) Savings Retirement Plan.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule listed in the accompanying table of contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Geo. S. Olive & Co. LLC

Indianapolis, Indiana
April 14, 1998












                                         (2)

                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                                STOCK BONUS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                    OCTOBER  31,   February 28,
                                                        1997           1997
--------------------------------------------------------------------------------
 ASSETS
   Investments, at fair value                                     $4,558,212
   Employer contributions receivable                                  58,080
   Accrued interest receivable                                         7,812
   Cash                                                               40,864
                                                    ----------------------------
       Total assets                                                4,664,968

 LIABILITIES--accrued expenses                                        58,775
                                                    ----------------------------

 NET ASSETS AVAILABLE FOR BENEFITS                     $0         $4,606,193
                                                    ----------------------------
                                                    ----------------------------

 See notes to financial statements.




                                         (3)

                      SHEPARD POORMAN COMMUNICATIONS CORPORATION
                                   STOCK BONUS PLAN
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                      EIGHT MONTHS
                                                                         ENDED        Year Ended
                                                                      OCTOBER 31,    February 28,
                                                                         1997           1997
--------------------------------------------------------------------------------------------------
 ADDITIONS

  Investment income
    Net appreciation (depreciation) in fair value of investments        $748,189     $ (208,041)
    Interest and dividends                                               122,951         61,347
                                                                     -----------------------------
                                                                         871,140       (146,694)
  Contingent payment for Company common stock                             73,898
  Employee salary reduction contributions                                 36,184        514,669
  Employee rollover contributions                                                        15,214
  Employer contributions                                                  13,000        102,937
                                                                     -----------------------------
     Total additions                                                     994,222        486,126
                                                                     -----------------------------

 DEDUCTIONS

  Transfers to Mail-Well Plan                                          4,024,183
  Benefits paid to participants                                        1,516,164        474,470
  Administrative expenses                                                 60,068         73,407
                                                                     -----------------------------
     Total deductions                                                  5,600,415        547,877
                                                                     -----------------------------
 NET DECREASE                                                         (4,606,193)       (61,751)

 NET ASSETS AVAILABLE FOR BENEFITS, BEGINNING OF PERIOD                4,606,193      4,667,944
                                                                     -----------------------------

 NET ASSETS AVAILABLE FOR BENEFITS, END OF PERIOD                       $      0     $4,606,193
                                                                     -----------------------------
                                                                     -----------------------------

See notes to financial statements.


                                         (4)

                      SHEPARD POORMAN COMMUNICATIONS CORPORATION
                                   STOCK BONUS PLAN

                            NOTES TO FINANCIAL STATEMENTS

-  DESCRIPTION OF PLAN

The following description of Shepard Poorman Communications Corporation Stock Bonus Plan (formerly Shepard Poorman Communications Corporation Employee Stock Ownership Plan) (Plan) provides only general information. Participants should refer to the Plan document for a complete description of the Plan's provisions.

GENERAL
The Plan was a defined-contribution plan sponsored by Shepard Poorman Communications Corporation (Company) for the benefit of its full-time employees. It was subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Peoples Bank and Trust Company, Indianapolis, was the Plan trustee/custodian. The ESOP Committee acted as trustee for certain Plan assets.

CONTRIBUTIONS
The Plan permitted eligible employees through a salary reduction election to have the Company make annual contributions of up to 15% of eligible compensation. Employee rollover contributions were also permitted. Company basic, matching and bonus contributions were discretionary as determined by the Company's Board of Directors. Bonus contributions were eliminated effective in October 1995.

PARTICIPANT INVESTMENT ACCOUNT OPTIONS
Investment account options available included a Company stock fund and six mutual funds. Each participant had the option of directing his contributions into any of the separate investment accounts. Participants could change account allocations quarterly. Company basic, matching and bonus contributions were invested in the Company Stock Fund, which fund, effective in February 1995, could invest in other instruments as directed by the Company.

PARTICIPANT ACCOUNTS
Each participant's account was credited with the participant's contribution and allocation of the Company's contribution, Plan earnings, and forfeitures of terminated participants' nonvested accounts. Allocations were based on participant earnings or account balances, as defined. The benefit to which a participant was entitled was the benefit that could be provided from the participant's account.

VESTING
Participants were immediately vested in their voluntary contribution accounts and Company bonus accounts plus actual earnings thereon. Vesting in Company basic and matching accounts was based on years of continuous service. A participant was 100% vested after seven years of credited service; as a result of Plan contributions being frozen and discontinued, participants were 100% vested in all their accounts.


                                         (5)

SHEPARD POORMAN COMMUNICATIONS CORPORATION
STOCK BONUS PLAN
NOTES TO FINANCIAL STATEMENTS


PAYMENT OF BENEFITS
Distribution of a plan benefit could be made entirely in cash, unless a participant elected to receive his distribution in the form of Company stock, in which case the plan benefit was distributed in the form of whole shares of Company stock, with the value of any fractional shares paid in cash.
Withdrawals other than for termination were permitted under circumstances provided by the Plan.

PLAN TERMINATION
Effective October 31, 1997, the Plan was merged into the Mail-Well I Corporation 401(k) Savings Retirement Plan (Mail-Well Plan), and assets and participant balances were transferred to the new plan.

LOANS
The plan agreement included provisions authorizing loans from the Plan to active eligible participants. Loans were made to any eligible participant for reason of hardship and were repayable over a period not to exceed five years, except for loans for the purchase of a primary residence. Interest on the loans was based on institutional lenders' market rates.


-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

METHOD OF ACCOUNTING
The accompanying financial statements are prepared on the accrual method of accounting.

ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of net assets and changes in net assets available for benefits. Actual results could differ from those estimates.

INVESTMENTS
Certain investments were valued using quoted market prices. The fair value of the investments in common stock was determined by independent appraisals or other available information. Money market funds were carried at cost, which approximates market. Purchases and sales of securities were recorded on a trade-date basis.

PAYMENT OF BENEFITS
Benefits were recorded when paid.

ADMINISTRATIVE EXPENSES
Administrative expenses were paid by the Company or the Plan, at the Company's discretion.


                                         (6)

SHEPARD POORMAN COMMUNICATIONS CORPORATION
STOCK BONUS PLAN
NOTES TO FINANCIAL STATEMENTS


-  INVESTMENTS

The Plan's investments were held by the bank trustee/custodian. The Plan's investments (including investments bought, sold, and held during the period) appreciated (depreciated) in fair value as follows:

                                                                                                         1997
                                                                                      -------------------------------------------
                                                                                        NET APPRECIATION
                                                                                         (DEPRECIATION)             FAIR VALUE
                                                                                          IN FAIR VALUE               AT END
   EIGHT MONTHS ENDED OCTOBER 31                                                          DURING PERIOD              OF PERIOD
---------------------------------------------------------------------------------------------------------------------------------
   Mail-Well, Inc. common stock                                                             $585,752
   Day Dream Publishing, Inc. common stock                                                       330
   Fidelity Magellan Fund                                                                     50,753
   Berger 100 Fund                                                                            49,865
   Oppenheimer Main Street Income and Growth Fund                                             74,342
   Strong Government Securities Fund                                                          (8,653)
   GAM International Fund                                                                     (4,200)
                                                                                      -------------------------------------------

                                                                                            $748,189                     $0
                                                                                      -------------------------------------------
                                                                                      -------------------------------------------


                                                                                                         1997
                                                                                      -------------------------------------------
                                                                                        NET APPRECIATION
                                                                                         (DEPRECIATION)             FAIR VALUE
                                                                                          IN FAIR VALUE               AT END
   YEAR ENDED FEBRUARY 28                                                                  DURING YEAR                OF YEAR
---------------------------------------------------------------------------------------------------------------------------------
   Company common stock                                                                    $(673,961)
   Day Dream Publishing, Inc. common stock                                                   373,826                $1,330,886*
   Fidelity Magellan Fund                                                                     43,492                   398,665*
   Berger 100 Fund                                                                            20,085                   256,554*
   Oppenheimer Main Street Income and Growth Fund                                             29,083                   342,684*
   Strong Government Securities Fund                                                            (566)                   77,487
   Fidelity Daily Money Market Fund                                                                                     13,138
   Peoples Bank & Trust Company Money Market Fund                                                                    1,928,756*
   Participant loans                                                                                                   210,042
                                                                                      -------------------------------------------
                                                                                           $(208,041)               $4,558,212
                                                                                      -------------------------------------------
                                                                                      -------------------------------------------


* Investments that represented 5% or more of the Plan's assets are separately identified above.

Upon the sale of the Company to Mail-Well, Inc. in December 1996, the Plan received $59.87 per share, or $1,744,000, for its common stock owned. The Plan of Exchange also allowed for future contingency payments to be made based on the Company's financial performance. In July 1997, the Plan received a contingency payment of $73,898.

In April 1997, Day Dream Publishing, Inc. (Day Dream) was sold, and the Plan received approximately $1,331,000 for its Day Dream common stock owned. The Day Dream stock at February 28, 1997 was valued at the selling price.


                                         (7)

SHEPARD POORMAN COMMUNICATIONS CORPORATION
STOCK BONUS PLAN
NOTES TO FINANCIAL STATEMENTS


-  NET ASSETS BY SEPARATE INVESTMENT ACCOUNTS

The net assets and changes in net assets available for plan benefits by separate investment accounts are as follows:

                                                             ---------------------------------------------------------------------
                                                                                                                     OPPENHEIMER
                                                                   COMPANY           FIDELITY         BERGER         MAIN STREET
                                                                    STOCK            MAGELLAN          100           INCOME AND
  EIGHT MONTHS ENDED OCTOBER 31                                     FUND               FUND            FUND          GROWTH FUND
----------------------------------------------------------------------------------------------------------------------------------
  ADDITIONS
   Investment income
     Net appreciation (depreciation) in fair value of
      investments                                              $   586,082         $  50,753       $  49,865          $  74,342
     Interest                                                       35,232             5,539             288             49,685
   Contingent payment for Company common stock                      20,000             5,500           2,213             11,148
   Employee contributions                                             (347)           13,271           9,297             11,770
   Employer contributions                                           13,000
                                                             ---------------------------------------------------------------------
                                                                   653,967            75,063          61,663            146,945
                                                             ---------------------------------------------------------------------
  Deductions
   Benefits paid to participants                                   949,439            92,933          58,725             90,653
   Administrative expenses                                          60,068
                                                             ---------------------------------------------------------------------
                                                                 1,009,507            92,933          58,725             90,653
                                                             ---------------------------------------------------------------------

  Net Increase Prior to Interfund Transfers                       (355,540)          (17,870)          2,938             56,292
  Interfund Transfers                                           (1,259,856)          277,066         (74,164)           217,118
  Rollovers into Mail-Well Plan                                 (1,691,577)         (652,922)       (187,442)          (614,580)
                                                             ---------------------------------------------------------------------

  Net Decrease                                                  (3,306,973)         (393,726)       (258,668)          (341,170)

  Net Assets Available for Benefits, Beginning of Period         3,306,973           393,726         258,668            341,170
                                                             ---------------------------------------------------------------------

  Net Assets Available for Benefits, End of Period             $         0         $       0       $       0          $       0
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------





                                         (8)

 1997
-----------------------------------------------------------------------------
     STRONG
   GOVERNMENT       FIDELITY           GAM
   SECURITIES      DAILY MONEY    INTERNATIONAL
      FUND         MARKET FUND        FUND            LOANS         TOTALS
-----------------------------------------------------------------------------



   $  (8,653)                      $ (4,200)                    $   748,189
       7,239       $  24,968                                        122,951
       3,442          31,595                                         73,898
       1,784             409                                         36,184
                                                                     13,000
-----------------------------------------------------------------------------
       3,812          56,972         (4,200)                        994,222
-----------------------------------------------------------------------------

      26,040         239,761                       $  58,613      1,516,164
                                                                     60,068
-----------------------------------------------------------------------------
      26,040         239,761                          58,613      1,576,232
-----------------------------------------------------------------------------

     (22,228)       (182,789)        (4,200)         (58,613)      (582,010)
     107,482         736,420         31,063          (35,129)
    (162,503)       (566,572)       (26,863)        (121,724)    (4,024,183)
-----------------------------------------------------------------------------

     (77,249)        (12,941)             0         (215,466)    (4,606,193)

      77,249          12,941                         215,466      4,606,193
-----------------------------------------------------------------------------

   $       0       $       0       $      0        $       0    $         0
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------



                                         (9)

SHEPARD POORMAN COMMUNICATIONS CORPORATION
STOCK BONUS PLAN
NOTES TO FINANCIAL STATEMENTS

                                                             ---------------------------------------------------------------------
                                                                                                                     OPPENHEIMER
                                                                  COMPANY          FIDELITY          BERGER          MAIN STREET
                                                                   STOCK           MAGELLAN            100            INCOME AND
  YEAR ENDED FEBRUARY 29                                           FUND              FUND             FUND           GROWTH FUND
----------------------------------------------------------------------------------------------------------------------------------
  ADDITIONS
    Investment income
      Net appreciation (depreciation) in fair value of
        investments                                              $ (300,135)       $ 43,492        $ 20,085            $ 29,083
      Interest                                                       49,802           5,013             750                 218
    Employee contributions                                          165,688         126,654          85,193             113,138
    Employer contributions                                          102,937
    Employee rollover contributions                                   3,231           1,224           1,198               1,198
                                                             ---------------------------------------------------------------------
                                                                     21,523         176,383         107,226             143,637
                                                             ---------------------------------------------------------------------
  Deductions
    Benefits paid to participants                                   204,300          61,241          64,089              89,762
    Administrative expenses                                          52,412           6,753           5,285               6,753
                                                             ---------------------------------------------------------------------
                                                                    256,712          67,994          69,374              96,515
                                                             ---------------------------------------------------------------------

  Net Increase Prior to Interfund Transfers                        (235,189)        108,389          37,852              47,122
  Interfund Transfers                                               (34,587)         (8,391)        (11,693)             (4,610)
                                                             ---------------------------------------------------------------------

  Net Increase (Decrease)                                          (269,776)         99,998          26,159              42,512

  Net Assets Available for Benefits, Beginning of Year            3,576,749         293,728         232,509             298,658
                                                             ---------------------------------------------------------------------

  Net Assets Available for Benefits, End of Year                 $3,306,973        $393,726        $258,668            $341,170
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------




                                         (10)

 1997
-------------------------------------------------------------------------------
       STRONG
     GOVERNMENT           FIDELITY
     SECURITIES          DAILY MONEY
        FUND             MARKET FUND            LOANS             TOTALS
-------------------------------------------------------------------------------
        $  (566)                                                $ (208,041)
          5,013             $   551                                 61,347
         21,730               2,266                                514,669
                                                                   102,937
          3,593               4,770                                 15,214
-------------------------------------------------------------------------------
         29,770               7,587                                486,126
-------------------------------------------------------------------------------

         33,319               1,253            $ 20,506            474,470
          1,909                 295                                 73,407
-------------------------------------------------------------------------------
         35,228               1,548              20,506            547,877
-------------------------------------------------------------------------------

         (5,458)              6,039             (20,506)           (61,751)
          1,370                 (34)             57,945
-------------------------------------------------------------------------------

         (4,088)              6,005              37,439            (61,751)

         81,337               6,936             178,027          4,667,944
-------------------------------------------------------------------------------

        $77,249             $12,941            $215,466         $4,606,193
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                                         (11)

SHEPARD POORMAN COMMUNICATIONS CORPORATION
STOCK BONUS PLAN
NOTES TO FINANCIAL STATEMENTS


-  NET ASSETS OF WITHDRAWING PARTICIPANTS

Net assets available for benefits at February 28, 1997 included $264,324, which was allocated to participants who had elected to withdraw from Plan operations.


-  PARTY-IN-INTEREST TRANSACTIONS

Party-in-interest transactions include those with fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50 percent or more of such an employer or employee association, or relatives of such persons.

The Plan invested in a money market fund of Peoples Bank and Trust Company, and fees paid by the Plan to this trustee for trustee services were $15,953 for the period ended October 31, 1997 and $8,865 for the year ended February 28, 1997.

The Company provides certain administrative services at no cost to the Plan.


-  PLAN AMENDMENT

Pursuant to an amendment effective April 1, 1997, the Plan's name was changed to the Shepard Poorman Communications Corporation Stock Bonus Plan. The amended Plan was a continuation and complete restatement of the Shepard Poorman Communications Corporation Employee Stock Ownership Plan. Among other provisions of the amendment, after March 31, 1997, no eligible employee was permitted to become a participant, and Plan contributions and benefit accruals were frozen on and after April 1, 1997. Loans were not permitted after March 31, 1997. In addition, the Company Stock Fund could invest in Mail-Well, Inc. common stock. Active participants became 100% vested immediately in all Company contributions made on their behalf.


-  DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND FORM 5500 INFORMATION

Differences between the Annual Return/Report of Employee Benefit Plan (Form
5500) filed with the Internal Revenue Service and the accompanying financial statements include reporting realized gains and losses in Form 5500 based on the beginning of the period current value of the assets sold or the cost of assets acquired during the period and in the accompanying statement of changes in net assets available for benefits based on the original cost.


-  TAX STATUS

The Internal Revenue Service has advised that the Plan constituted a qualified plan under Section 401 of the Internal Revenue Code and that the trust established under the Plan was therefore exempt from federal income taxes. The Plan was amended since receiving the determination letter. However, the plan administrator believed that the Plan was being operated in compliance with the applicable requirements of the Internal Revenue Code and that the Plan was qualified and the related trust was tax-exempt as of the financial statement date. A request has been made for final determination from the Internal Revenue Service.


                                         (12)

                                SUPPLEMENTAL SCHEDULE

                    SHEPARD POORMAN COMMUNICATIONS CORPORATION
                                 STOCK BONUS PLAN
                   ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
       (TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS AT BEGINNING OF YEAR)
                      EIGHT MONTHS ENDED OCTOBER 31, 1997
       EMPLOYER IDENTIFICATION NUMBER: 35-1417065       PLAN NUMBER: 001


        (a)                   (b)                       (c)           (d)         (e)          (f)           (g)            (h)
                                                                                                        CURRENT VALUE
                                                                                EXPENSES                 OF ASSET ON
 IDENTITY OF PARTY       DESCRIPTION OF               PURCHASE      SELLING  INCURRED WITH   COST OF     TRANSACTION     NET GAIN
     INVOLVED                ASSETS                    PRICE         PRICE    TRANSACTION     ASSET          DATE        OR (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
      Issuer      Fidelity Magellan Fund
                     Purchases                      $  405,584                            $  405,584     $  405,584
                     Sales                                       $  855,003                  781,686        855,003     $ 73,317

      Issuer      Berger 100 Fund
                     Purchases                         191,517                               191,517        191,517
                     Sales                                          497,936                  447,857        497,936       50,079

      Issuer      Oppenheimer Main Street
                   Income and Growth Fund
                     Purchases                         380,324                               380,324        380,324
                     Sales                                          838,824                  665,375        838,824      173,449

      Issuer      Strong Government Securities Fund
                     Purchases                         123,983                               123,983        123,983
                     Sales                                          196,323                  198,938        196,323       (2,615)

      Issuer      Day Dream Publishing, Inc.
                     Sales                                        1,330,886                  957,387      1,330,886      373,499

      Issuer      Peoples Bank & Trust Company
                   Money Market Fund
                     Purchases                         130,514                               130,514        130,514
                     Sales                                        2,059,270                2,059,270      2,059,270

      Issuer      Mail-Well, Inc. common stock
                     Purchases                       1,149,538                             1,149,538      1,149,538
                     Sales and transfers                          1,735,290                1,149,538      1,735,290      585,752